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                                                                   EXHIBIT 99(b)

                        First Republic Bancshares, Inc.


PROXY

       The undersigned hereby appoints George W. Bolton, Jr. and Henry Logue or either of them acting in the absence of the other, as attorneys and proxies of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of First Republic Bancshares, Inc. ("Republic") to be held on __________, 1998 at _____ _.m. local time at 107 Glenda Street, Rayville, Louisiana 71269 and at any adjournment or adjournments thereof and to vote all shares of stock of Republic held of record by the undersigned on the following matters:

       1. Approval of the Agreement and Plan of Reorganization which provides for the merger of First Republic Bancshares, Inc. into First United Bancshares, Inc. pursuant to which (a) Republic will merge with and into First United and the separate existence of Republic will cease, (b) First Republic Bank, the wholly-owned subsidiary of Republic, will become a wholly-owned subsidiary of First United, and (c) upon consummation of the Republic Merger, each outstanding share of Republic common stock (including shares issuable to persons entitled to receive performance shares and holders of Republic Debentures) will be converted into the right to receive 16.2499 shares of First United Common Stock.


                     FOR _____             AGAINST _____        ABSTAIN _____



       2. In their discretion on such other matters as may properly come before the meeting.



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   (Continued and to be signed on other side)



THIS PROXY WILL BE VOTED AS DIRECTED BUT, WHERE NO DIRECTION IS GIVEN, IT WILL BE VOTED "FOR" APPROVAL OF THE AGREEMENT AND ELECTION. A COPY OF THE PROXY STATEMENT HAS BEEN RECEIVED BY THE UNDERSIGNED.


DATED:
      --------------------------                 ----------------------------
                                                 Signature

                                                 ----------------------------
                                                 Signature

Please sign exactly as name(s) appear(s) hereon and return promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please give your title as such.

___ PLEASE CHECK IF YOU PLAN TO ATTEND THIS MEETING.